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                                                                   EXHIBIT 10.13

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS AGREEMENT is made and entered into this 15th day of December, 1998 by and between AFFILIATED COMPUTER SERVICES, INC. (the "Company") and DARWIN DEASON (the "Executive"), effective as of the first day of December 1998.

The Company has determined that both the Executive's performance and the Company's ability to retain the Executive will be significantly enhanced if the Executive is provided retirement income to supplement compensation and employee benefits otherwise provided to the Executive and fair and reasonable protection of such supplemental retirement income from a Change of Control of the Company. Accordingly, the Company and the Executive agree as follows:

1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms, when capitalized, have the meaning indicated:

     (a) "Accrued Benefit" shall mean, as of any specified date, the amount, if any, by which (i) the Actuarially Equivalent single lump sum value of the Executive's monthly benefit determined by multiplying (A) the percentage determined under Appendix A by (B) the Executive's Final Average Monthly Compensation, exceeds (ii) the Executive's Stock Option Offset Value, if any, determined as of such specified date. For purposes of calculating the lump sum value described in the preceding sentence, the Executive's monthly benefit is assumed to commence at his Normal Retirement Date.

     (b) "Actuarial Equivalent" shall mean the equality in value of the aggregate amounts expected to be received under different forms of payment, based on the following assumptions:

          (i) The annual rate of interest published as Moody's AA rated corporate bond yield as of the last day of the month immediately preceding the date as of which Actuarial Equivalent benefits are determined; and

          (ii) Mortality based on the 1994 Group Annuity Mortality Static Table for Males.

     (c) "Beneficiary" shall mean the person or persons designated by the Executive to receive benefits under this Agreement in the event of the Executive's death. In the event of the Executive's death, the Company shall make any benefit payment payable under this Agreement to the Executive's Beneficiary. Any payment made by the Company in good faith shall fully discharge the Company from its obligations with respect to such payment, and the Company shall have no further obligation to see to the application of any money so paid. No Beneficiary designation shall be valid unless it is in writing, signed by the Executive, and dated and filed with the Company prior to death. Any Beneficiary designation may be revoked and a new designation may be made, as long as the new

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
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          designation is in writing, signed by the Executive, and dated and filed with the Company prior to death. If no Beneficiary has been designated under this Agreement, or there is no surviving designated Beneficiary or contingent Beneficiary, any unpaid amounts will be paid to Executive's surviving spouse; or if the Executive does not have a surviving spouse, to the Executive's estate, as soon as administratively possible. Notwithstanding the foregoing, in the event and to the extent Executive's spouse is his Beneficiary, and the spouse dies after the Executive, but before payment of benefits hereunder, the spouse's estate shall be the Beneficiary of the Executive's account, unless the Executive's Beneficiary designation specifically provides otherwise.

     (d) "Cause" shall mean (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purpose of this Section, no act or failure to act, on the part of the Executive, shall be considered willful unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The termination of employment of the Executive shall not be deemed to be for cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Executive is guilty of the conduct described in provision (i) or (ii) above and specifying the particulars thereof in detail.

     (e) "Change in Control" shall mean the first to occur of any of the following events:

          (i) If the Board of Directors does not approve and recommend to the stockholders a Corporate Event, the date such Corporate Event is consummated;

          (ii) If the Board of Directors does approve and recommend to the stockholders a Corporate Event and such Corporate Event is consummated, then the date the Executive's employment is terminated without Cause or the date Constructive Termination occurs if such termination occurs within three years of such Corporate Event;

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          (iii)The date that any person (as such term as used in Section 13(d)
               of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of fifteen percent (15%) or more of the Company's outstanding common stock, other than holders of such amounts as of the date hereof; or

          (iv) The date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

               (A) Any member of the Board of Directors at the close of business on August 5, 1998;

               (B) Any member of the Board of Directors who succeeds any Continuing Director described in Subparagraph (A) above if such successor was elected, or nominated for election by the Company's stockholders, by a majority of the Continuing Directors then still in office; or

               (C) Any director elected, or nominated for election by the Company's stockholders to fill any vacancy or newly created directorship on the Board of Directors by a majority of the Continuing Directors then still in office.

     (f)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Compensation" shall mean the total cash remuneration paid to, or contingently or irrevocably credited or set aside for, the Executive by the Company for personal services rendered, including base salary and bonuses, paid sick days and paid vacation days taken, but excluding moving expenses, severance pay, accrued vacation paid upon terminating employment, payments under long-term disability insurance and the value of any fringe benefits such as life medical, disability, or hospitalization insurance premiums and Company contributions allocated to the Executive under any pension or profit sharing plan of the Company which qualifies under Section 401(a) of the Code, and payments under this Agreement, stock options and other retirement programs.

     (h)  "Constructive Termination" shall mean:

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          (i)  The failure to elect, reelect or otherwise maintain the Executive in the office or position in the Company which the Executive held immediately prior to the Corporate Event, or the removal of the Executive as a Director (or any successor thereto) if the Executive shall have been a Director immediately prior to the Corporate Event;

          (ii) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Corporate Event or a reduction in the aggregate of the Executive's base pay, incentive pay or employee benefits to which the Executive is entitled to prior to the Corporate Event;

         (iii) A determination by the Executive made in good faith that as a result of the Corporate Event and change in circumstances thereafter significantly affecting the Executive's position, the Executive has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Corporate Event, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

          (iv) The Company shall relocate its principal executive offices, or require the Executive to have the Executive's principal location of work changed, to any location which is in excess of 50 miles from the location thereof immediately prior to the Corporate Event or the Company shall require the Executive to travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Executive prior to the Corporate Event; or

          (v) Any material breach of an employment agreement or other agreement between the Company and the Executive, as determined under such agreement.

     (i)  "Corporate Event" shall mean any of the following:

          (i) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

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                    (ii) Any sale, lease, or other transfer of all, or
                         substantially all, of the assets of the Company, other than any sale, lease, or other transfer to any corporation where the Company owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of the corporation after the transfer; or

                   (iii) Any plan or proposal for the liquidation or
                         dissolution of the Company.

     (j) "Date of Termination" shall mean the date the Executive's employment with the Company terminates for any reason.

     (k)  "Effective Date" shall mean December 1, 1998.

     (l) "Final Average Monthly Compensation" shall mean the Executive's average monthly Compensation received during the highest thirty six
          (36) consecutive calendar months during the one hundred twenty (120) consecutive calendar months which end on the earlier of (i) the Executive's Date of Termination, or (ii) the Executive's Normal Retirement Date.

     (m) "Integrated Stock Options" shall mean the options granted by the Company to the Executive to purchase common stock which the Company and the Executive have agreed are to be integrated in calculating the Executive's Accrued Benefit under this Agreement, including the options granted to the Executive on the 8th day of October, 1998 and any other options granted in the future and so designated.

     (n) "Late Retirement" shall mean the termination of the Executive's employment with the Company after the Executive's Normal Retirement Date for any reason other than Cause.

     (o) "Normal Retirement" shall mean the termination of the Executive's employment with the Company on the Executive's Normal Retirement Date for any reason other than Cause.

     (p) "Normal Retirement Date" shall mean the first day of the first month coinciding with or next following the Executive's sixty-fifth (65th) birthday.

     (q) "Stock Option Offset Value" shall mean the aggregate amount, determined as of the earlier of (i) the Executive's Date of Termination or (ii) the Executive's Normal Retirement Date, with respect to the Executive's Integrated Stock Options which, for each Integrated Stock Option, shall mean the excess, if any, of (i) the closing price per share of common stock on a specified date, over (ii) the exercise price of such Integrated Stock Option.

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     (r)  "Total and Permanent Disability" shall mean:

          (i) The mental or physical disability, either occupational or non-occupational in cause, which satisfies the definition of "total disability" in the principal long-term disability policy or plan provided by the Company covering the Executive; or

          (ii) If no such policy is then covering the Executive, a physical or mental infirmity which, as determined by the Company in good faith, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Company, who are qualified to give professional medical advice, impairs or is expected to impair the Executive's ability to substantially perform the Executive's duties for a period of at least one hundred eighty (180) consecutive days.

2. Eligibility for Benefits. The Executive shall receive a supplemental retirement benefit determined in accordance with Section 4 and payable in accordance with Section 5 if the Executive's employment with the Company is terminated due to:

     (a)  Normal Retirement;

     (b)  Late Retirement;

     (c)  Total and Permanent Disability;

     (d)  Death;

     (e)  Resignation for any reason not described in Subsections (a) through
          (d); or

     (f)  Termination by the Company for any reason other than Cause.

3. No Benefits if Termination Is for Cause. The Executive shall not be eligible to receive a supplemental retirement benefit under this Agreement if the Executive's employment with the Company is terminated by the Company for Cause.

4. Amount of Benefits. If the Executive is entitled in accordance with Section 2 to receive a supplemental retirement benefit under this Agreement, the Executive's supplemental retirement benefit shall be determined as follows:

     (a) Normal Retirement. If the Executive's employment with the Company is terminated for Normal Retirement, the Executive shall receive a supplemental retirement benefit under

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          this Agreement which is equal to his Accrued Benefit determined as of the Executive's Normal Retirement Date.

     (b) Late Retirement. If the Executive's employment with the Company is terminated for Late Retirement, the Executive shall receive a supplemental retirement benefit under this Agreement which is equal to the Actuarial Equivalent of his Accrued Benefit determined as of the Executive's Normal Retirement Date.

     (c) Disability Retirement. If the Executive's employment with the Company is terminated prior to Normal Retirement Date by reason of Total and Permanent Disability, the Executive shall receive a supplemental retirement benefit under this Agreement which is equal to his Accrued Benefit determined as of the Executive's Date of Termination, reduced by the Actuarial Equivalent of 100% of any long-term disability benefits the Executive receives or is to receive under the Company's group long-term disability plan. The Executive's supplemental retirement benefit shall be payable as of the Executive's Date of Termination.

     (d) Death, Resignation or Other Involuntary Dismissal. If the Executive's employment with the Company is terminated for any reason other than Cause and the Executive is not entitled to a supplemental retirement benefit described in Subsection (a) through (c) or (e) hereof, the Executive shall receive a supplemental retirement benefit under this Agreement which is equal to his Accrued Benefit determined as of the Executive's Date of Termination. The Executive's supplemental retirement benefit shall be payable as of the Executive's Date of Termination.

     (e) Benefits Upon Change in Control. Notwithstanding any provision of this Agreement to the contrary, if there is a Change in Control of the Company, the Executive shall receive a supplemental retirement benefit under this Agreement which is equal to the Accrued Benefit he would have earned at Normal Retirement (using Final Average Monthly Compensation as of his Date of Termination) without reduction for early commencement. The Executive's supplemental retirement benefit shall be payable as of the Executive's Date of Termination.

5. Payment of Benefits. Any supplemental retirement benefit payable under this Agreement shall be paid to the Executive or to the Executive's Beneficiary in a lump sum as soon as practicable on or immediately following the Executive's Date of Termination with regard to the applicable event described in Section 4(a) through (e) giving rise to such payment. In lieu of receiving the lump sum cash payment pursuant to the provisions of the preceding sentence at the time specified therein, Executive or a Beneficiary may elect to receive installment payments by delivering to the Company at any time prior to December 31st of the calendar year preceding the calendar year in which payment would otherwise occur hereunder, written notice of the Executive's election to receive the lump sum amount in such number of annual installments (not to exceed installments extending over 10 years)

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and commencing on such date (which date shall be no earlier than the date on which the lump sum would otherwise be paid to the Executive) as is specified in the written notice. Executive may also elect, no later that December 31 of the calendar year preceding the calendar year in which payment of his lump sum would otherwise occur, to defer payment of his lump sum until a later date specified in such election. In no event may Executive elect to have payment commence later than April 1 of the year following the year in which Executive attains age 70-1/2, and in no event may a Beneficiary elect to have payments occur more than five years after Executive's death. Executive may modify or rescind an installment election or further defer the payment in its entirety, at any time prior to the December 31st date referred to in this paragraph, but on such December 31st the election shall become irrevocable.

        The Executive and the Company may, however, mutually agree to the payment of the Executive's supplemental retirement benefit in any form commencing on any date which is the Actuarial Equivalent of the form of payment described in the first sentence of this Section 5.

6.   Gross-Up Payment Following a Change In Control.

     (a) In the event it shall be determined that the payment of a benefit under this Plan to the Executive (the "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with interest and penalties thereon, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes and the Excise Tax imposed upon the Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payment.

     (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be paid solely by the Company. Any Gross-up Payment, as determined pursuant to this Section 6, shall be paid by the Company to the Executive within five (5) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-up Payment. Such notification shall be given no later than ten (10) business days after the

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          Executive is informed in writing of such claim and shall apprise the
          Company of the nature of the claim and the date of requested payment. The Executive shall not pay the claim prior to the expiration of the thirty (30) day period following the date on which it gives notice to the Company. If the Company notifies the Executive in writing prior to the expiration of the period that it desires to contest such claim, the Executive shall:

          (i) Give the Company any information reasonably requested by the Company relating to such claim;

          (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (iii)Cooperate with the Company in good faith in order to effectively contest such claim; and

          (iv) Permit the Company to participate in any proceedings relating to such claim.

        Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that if the Company directs the Executive to pay any claim and sue for a refund, the Company shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

     (d)  In the event that the Company exhausts its remedies pursuant to
          Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-up Payment required and such payment shall be promptly paid by the Company to or for the benefit of the Executive.

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     (e)  If, after the receipt by the Executive of an amount advanced by the
          Company pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid.

7.   Unfunded Plan and Source of Payment of Benefits.

     (a) This Agreement shall constitute an "unfunded plan" for purposes of the Code and TitleI of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) All benefits paid under this Agreement shall be paid in cash from the general assets of the Company or from such other funding vehicle as the Company may establish for the payment of benefits to the Executive or his Beneficiary hereunder.

     (c) The Executive, Beneficiaries and all other persons claiming an interest under this Agreement shall, with respect to any benefit payable under this Agreement, have the status of an unsecured general creditor of the Company and shall not have any right, title, or interest whatever in or to, or any preferred claim in or to, any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the payments described in this Agreement.

8. Payment Due an Incompetent. If the Company shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of mental or physical illness, accident, or death, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, a brother or sister or any person deemed by the Company, in its sole discretion, to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan, and the Company shall have no further obligation to see to the application of any money so paid.

9. Severability. In the event any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted.

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10.  Executive Covenants. In the event the Executive's supplemental retirement benefits hereunder become payable pursuant to Section 4(e), then during the twelve (12) month period following the Change of Control, the Executive shall not disclose to any person, or use to the significant disadvantage of any of the Company, any non-public information relating to business plans, marketing plans, customers or employees of the Company other than information the disclosure of which cannot reasonably be expected to adversely affect the business of the Company ("Confidential Information"), provided that nothing contained in this
Section 10 shall prevent the Executive from being employed by a competitor of the Company or utilizing the Executive's general skills, experience, and knowledge, including those developed while employed by the Company.

11. Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas, or, at the option of the Executive, in the county where the Executive resides, in accordance with the Rules of the American Arbitration Association then in effect, to be completed within 45 days after notice of such dispute or controversy is given pursuant to this Section 11. Judgment may be entered on an arbitrator's award relating to this Agreement in any court having jurisdiction.

12. Costs of Proceedings. The Company shall pay all costs and expenses, including attorneys' fees and disbursements, at least monthly, of the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Company or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, except that if the Executive instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that the Executive instituted the proceeding in bad faith, the Executive shall pay all costs and expenses, including attorney's fees and disbursements, of the Executive.

13. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder can be assigned or delegated by the Executive, without the prior written consent of the Company. Except as otherwise provided herein, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Executive and their respective heirs, legal representatives, successors, assigns and Beneficiaries. If the Company shall be merged into or consolidated with another entity, the provision of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession has taken place. The provisions of this Section 13 shall continue to apply to each successive employer of the Executive hereunder in the event of any merger, consolidation or transfer of assets of a successor employer.

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14.  Withholding. Notwithstanding the provisions of Sections 4, 5 and 6 hereof, the Company may, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to the Executive hereunder.

15. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service or facsimile transmission to the Executive at the Executive's most recent address in the records of the Company and to the Company at:

           Affiliated Computer Services, Inc.
           2828 North Haskell Avenue
           Dallas, Texas 75204
           Attention:  President
           Fax:  214-821-1014

with a copy to:

           Affiliated Computer Services, Inc.
           2828 North Haskell Avenue
           Dallas, Texas 75204
           Attention: General Counsel
           Fax: 214-823-5746

16. Confidentiality. The parties agree to keep the terms and conditions of this Agreement in strictest confidence, it being understood that this restriction shall not prohibit disclosure required by applicable law, rule or regulation.

17. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

18. Entire Agreement. This Agreement (along with the grant of the Integrated Stock Options to the Executive pursuant to the Company's 1997 Stock Incentive Plan, as amended) supersedes all other prior agreements concerning the Company's payment of supplemental retirement income to the Executive. This Agreement may be changed only by a written agreement executed by the Company and the Executive.

19. Offset. Payments to be made by the Company for the Executive pursuant to this Agreement may be offset by any debts owed to the Company by the Executive. If the Executive receives a lump sum payment pursuant to this Agreement, such lump sum will be offset by the amount of the Executive's debt owed to the Company. If the Executive elects the installment option under Section

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

5, the installment shall first be reduced by the amount of the Executive's debt before calculating the amount of the installments.

20. Not an Employment Contract. This Agreement does not constitute a contract of employment and shall not be construed to give Executive the right to be retained in the Company's service.

EXECUTED this December 15th day of 1998.




AFFILIATED COMPUTER SERVICES, INC.

By:   /s/ JEFFREY A. RICH                             /s/ DARWIN DEASON
      _____________________________             ________________________________
      Jeffrey A. Rich                                     DARWIN DEASON
      President and Chief Operating Officer


SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                   APPENDIX A


Date of Determination Percentage

June 30, 1999               2%
June 30, 2000               6%
June 30, 2001              16%
June 30, 2002              26%
June 30, 2003              36%
June 30, 2004              46%
At age 65 and later        56%





For calculations on any date other than June 30, the percentage will be determined by straight-line interpolation.